SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-A


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                                RAYTHEON COMPANY
             (Exact name of registrant as specified in its charter)


              DELAWARE                             95-1778500
     (State of incorporation or         (I.R.S. employer identification
            organization)                           number)

          141 SPRING STREET
      LEXINGTON, MASSACHUSETTS                        02421
   (Address of principal executive                 (Zip Code)
              offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|


Securities Act registration statement file number to which this form relates: n/a


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class             Name of each exchange on which
         to be so registered             each class is to be registered
         -------------------             ------------------------------

            Common Stock                    New York Stock Exchange
                                             Chicago Stock Exchange
                                                Pacific Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)

ITEM 1.DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      (a) Capital Stock

      The information set forth in the Section entitled "Description of our Class A and Class B Common Stock" in the Company's Registration Statement on Form S-3 (File No. 333-58474) filed with the Securities and Exchange Commission on April 6, 2001 and declared effective by the Securities and Exchange Commission on April 13, 2001 (the "Registration Statement"), is incorporated herein by reference.

      The Registrant has filed a supplemental application to list the Common Stock on the New York Stock Exchange ("NYSE"). As of the date this registration statement is filed, NYSE has approved the Common Stock for listing, subject to notice of issuance. This Form 8-A is being filed to list the Common Stock on the NYSE.

      (b)-(f) Not applicable.

ITEM 2.EXHIBITS.

  Exhibit
      No.                               Description
  -------                               -----------
        1  Raytheon Company Restated Certificate of Incorporation
        2  Raytheon Company Amended and Restated By-Laws
        3 Rights Agreement dated as of December 15, 1997 between Raytheon Company and State Street Bank and Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Registration Statement on Form 8-A, File No. 1-13699, is hereby incorporated by reference.

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


                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       RAYTHEON COMPANY

                                       /s/ John W. Kapples
                                       -----------------------------
                                       Name:  John W. Kapples
                                       Title: Vice President and Secretary



Dated:  April 30, 2001

                                  EXHIBIT INDEX
                                  -------------

  Exhibit
      No.                            Description
  -------                            -----------
         1 Raytheon Company Restated Certificate of Incorporation, restated as of February 11, 1998 filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.
         2 Raytheon Company Amended and Restated By-Laws, as amended through January 28, 1998 filed as an exhibit to Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.
         3 Rights Agreement dated as of December 15, 1997 between Raytheon Company and State Street Bank and Trust Company, as Rights Agent, filed as an exhibit to Raytheon Company's Registration Statement on Form 8-A, File No. 1-13699, is hereby incorporated by reference.

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